                                                                    Exhibit 10.1





                              EMPLOYMENT AGREEMENT

                                 by and between

                           LEAVITT TUBE COMPANY, INC.

                                      and

                              LAWRENCE R. LANSFORD

                             dated effective as of

                                 MARCH 3, 1997

                                                    TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

1.       Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         (a)     Duties as Employee of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         (b)     Other Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.       Non-Compete  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         (a)     Covenant.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         (b)     Tolling of Non-Competition Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         (c)     Reasonableness of Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         (d)     Separate Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.       Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

5.       Compensation and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (a)     Base Salary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (b)     Bonus Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (c)     Expenses and Other Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (d)     Vacations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (e)     Perquisites  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (f)     Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (g)     Relocation Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (h)     Temporary Living Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (i)     Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

6.       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (a)     Death/Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (b)     Cause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         (c)     Termination by Executive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

7.       Compensation Upon Termination Prior to a Change in Control of the Company  . . . . . . . . . . . . . . . . .   7
         (a)     Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         (b)     Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (c)     Cause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (d)     Breach by the Company or for Good Reason . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

8.       Compensation Upon Termination After a Change in Control of the Company . . . . . . . . . . . . . . . . . . .   9

9.       Other Provisions Relating to Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         (a)     Notice of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         (b)     Date of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (c)     Good Reason  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (d)     Cause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





                                      (i)

         (e)     Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (f)     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

10.      Successors and Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

11.      Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

12.      Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (a)     Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (b)     Specific Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

13.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

14.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

15.      Reimbursement By Executive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

16.      Attorney Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

17.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





                                      (ii)

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is effective as of the 3rd day of March, 1997, by and between Leavitt Tube Company, Inc., a Delaware corporation (the "Company"), and Lawrence R. Lansford (the "Executive").

         1. Employment. The Company hereby employs Executive as its President and Chief Operating Officer, and Executive hereby accepts such employment, on the terms and conditions set forth herein, for the period commencing on the date hereof and expiring on March 3, 1998 (unless sooner terminated as hereinafter set forth) (the "Term"); provided, however, that commencing on the first anniversary of the date hereof, and each anniversary of the date hereof thereafter, the Term of this Agreement automatically shall be extended for one additional year unless at least sixty days prior to any such date the Company or Executive shall have given written notice that it or he, as applicable, does not wish to extend this Agreement.

         2.      Duties.

                 (a) Duties as Employee of the Company. Executive shall, subject to the authority and supervision of the Chief Executive Officer of the Company, have general powers of supervision and management of the business, affairs and property of the Company in the ordinary course of its business usually vested in a President and Chief Operating Officer, with all such powers with respect to such general management as may be reasonably incident to such responsibilities, and shall have such additional or substitute duties as from time to time designated by the Chief Executive Officer. Executive will devote his full time, attention, and energies to the business of the Company and shall not, without the consent of the Chief Executive Officer, either directly or indirectly, engage in any other business or activity which would necessitate Executive giving an appreciable portion of his time to such activity.

                 (b) Other Duties. Executive agrees to serve as a director of the Company, and of any Subsidiary of the Company, and in one or more executive offices of any such Subsidiary, in each case if elected or appointed to any such positions; provided, however, that Executive is indemnified for serving in any and all such capacities in a manner acceptable to the Company and Executive. Executive agrees that he shall not be entitled to receive any compensation for serving as a director of the Company, or in any capacity with respect to any Subsidiary of Chase Brass Industries, Inc. ("CBI"), other than the compensation to be paid to Executive pursuant to this Agreement or any other written agreement between the Company or any of its Subsidiaries and Executive.

         3.      Non-Compete.

                 (a)      Covenant.   Executive agrees that he will not, for a
period of one year following the termination of his employment with the Company, (i) employ any person who was a salaried employee of or a consultant to the Company or any Subsidiary of the Company during the six (6) month period preceding such termination or induce, request, advise, attempt to influence, or solicit, directly or indirectly, any person who is a salaried employee of or a consultant to the Company or any Subsidiary of the Company during the six (6) month period preceding such termination to terminate his or her employment or consulting relationship with the Company or any

Subsidiary of the Company, (ii) be employed by, associated with or have any interest in, directly or indirectly (whether as principal, director, officer, employee, consultant, partner, stockholder, trustee, manager or otherwise), any company in the manufacture, distribution, licensing, sale, or marketing of mechanical or structural steel tubing or any other products manufactured, distributed, licensed, sold or marketed by the Company or any Subsidiary of the Company during the Term (collectively, "Products"), or any company which otherwise is directly competitive with the Company or any Subsidiary of the Company, in any geographical area in which the Company or any Subsidiary of the Company engage in business at the time of such termination or in which any of them, prior to termination of Executive's employment, evidenced in writing, at any time during the six month period prior to such termination, its intention to engage in such business (any such company, a "Competing Business"), (iii) induce, request, advise, attempt to influence, or solicit, directly or indirectly, any person or business enterprise to purchase Products from any person or business enterprise other than the Company if the Company provides, or negotiated to provide, Products to that person or business enterprise during the Term (any such person or Business Enterprise, a "Customer"); or (iv) induce, request, advise, attempt to influence, or solicit, directly or indirectly, any Customer with whom Executive had personal contact in connection with performing his duties as an employee of the Company to purchase Products from any person or business enterprise other than the Company; provided, however, that the provisions of this Section 3(a) shall not apply in the event
(i) the Company terminates Executive's employment with the Company other than for "Cause" (as herein defined) or otherwise in violation of this Agreement or
(ii) Executive terminates this Agreement for Good Reason (as hereinafter defined). Notwithstanding the foregoing, Executive shall not be prohibited from owning one percent or less of the outstanding equity securities of any Competing Business whose equity securities are listed on a national securities exchange or publicly traded in any over-the-counter market.

                 (b) Tolling of Non-Competition Term. If, during any calendar month after the termination of Executive's employment by the Company in which the provisions of Section 3(a) are applicable, Executive is not in compliance with the terms of Section 3(a), the Company shall be entitled to, among other remedies, compliance by Executive with the terms of Section 3(a) for an additional number of calendar months that equals the number of calendar months during which such noncompliance occurred.

                 (c) Reasonableness of Restrictions. Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of Section 3(a) are reasonable and are no broader than are necessary to maintain and to protect the legitimate business interests of the Company, the Company's Subsidiaries and CBI.

                 (d) Separate Covenants. The parties hereto intend that the covenants contained in each of subsections 3(a)(i), (ii), (iii) and (iv) of this Agreement be construed as a series of separate covenants, one for each county or other defined province in each geographic area in which the Company or any Subsidiary of the Company conducts its business or otherwise manufactures, distributes, licenses, sells, or markets Products. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the applicable covenant contained in subsections 3(a)(i), (ii), (iii) and (iv) hereof. Furthermore, each of the covenants in subsections 3(a)(i),
(ii), (iii) and (iv)
hereof shall be deemed a separate and independent covenant, each being enforceable irrespective of the enforceability (with or without reformation) of the other covenants contained in subsections 3(a)(i), (ii), (iii) and (iv) hereof.

         4. Confidentiality. Executive shall not, directly or indirectly, at any time during or for a two year period following termination of his employment with the Company, reveal, divulge or make known to any person or entity, or use for Executive's personal benefit (including without limitation for the purpose of soliciting business, whether or not competitive with any business of the Company, CBI or any other Subsidiary of CBI), any information acquired during the course of employment hereunder with regard to the financial, business or other affairs of the Company, CBI or any other Subsidiary of CBI (including without limitation any list or record of persons or entities with which the Company, CBI or any other Subsidiary of CBI has any dealings), other than (i) information already in the public domain, (ii) information of a type not considered confidential by persons engaged in the same business or a business similar to that conducted by the Company, CBI, or any other Subsidiary of CBI, (iii) information that Executive is required to disclose under the following circumstances: (A) at the express direction of any authorized governmental entity; (B) pursuant to a subpoena or other court process; (C) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body; or (D) as otherwise necessary, in the opinion of counsel for Executive, to be disclosed by Executive in connection with any legal action or proceeding involving Executive and the Company, CBI or any other Subsidiary of CBI in his capacity as an employee, officer, director, or stockholder of the Company, CBI or any other Subsidiary of CBI, or (iv) during the period of his employment hereunder, Executive may disclose such confidential information to another employee of the Company, CBI or any other Subsidiary of CBI or to representatives or agents of the Company, CBI or any other Subsidiary of CBI (such as independent accountants and legal counsel) when such disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive officer of the Company, CBI, or any other Subsidiary of CBI. Executive shall, at any time requested by the Company (either during or within one year after the termination of his employment with the Company), promptly deliver to the Company all memoranda, notes, reports, lists and other documents (and all copies thereof) relating to the business of the Company, CBI or any other Subsidiary of CBI which he may then possess or have under his control.

         5.      Compensation and Related Matters.

                 (a) Base Salary. Executive shall receive a base salary paid by the Company ("Base Salary") at the annual rate of $200,000 during each calendar year of the Term, payable in substantially equal monthly installments (or such other more frequent times as executives of the Company normally are paid). The Base Salary shall be reviewed by the Compensation Committee of the Board of Directors of CBI (the "Compensation Committee") at least as often as the compensation of other senior officers of the Company is reviewed, and may be increased (but not decreased) at any time in the sole discretion of the Compensation Committee.

                 (b) Bonus Payments. Executive shall be entitled to receive, in addition to the Base Salary, such bonus payments, if any, as the Compensation Committee may specify; each bonus payment may be in an amount of up to 50% of Executive's Base Salary for the period to which such bonus payment relates. Factors to be considered by the Compensation Committee in determining Executive's bonus for any given calendar year will include the financial and operating performance of the Company and Executive's contribution to profitability of the Company.

                 (c) Expenses and Other Benefits. Executive shall be (i) reimbursed for all reasonable expenses incurred by him in performing services hereunder, provided that Executive properly accounts therefor in accordance with Company policy, and (ii) entitled to participate in or receive benefits under any employee benefit plan or other arrangement made available by the Company now or in the future to its senior executive officers and key management employees, other than the Company's Chief Executive Officer, subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement.

                 (d) Vacations. Executive shall be entitled to 15 paid vacation days during each year of the Term. For purposes of this Section 5(d), weekends shall not count as vacation days and Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

                 (e) Perquisites. Executive shall be entitled to receive the perquisites and fringe benefits appertaining to the offices of President and Chief Operating Officer of the Company in accordance with any practice established by the Company. Notwithstanding, and in addition to, any perquisites to which Executive is entitled pursuant to the preceding sentence, during the Term the Company shall pay for Executive's membership at one country club, located within 30 miles of Executive's principal residence (as relocated as contemplated in Section 5(g) below) or the Company's operating headquarters, with the selection of the country club subject to prior approval by the Chief Executive Officer of the Company, which consent shall not be unreasonably withheld; provided that in the event Executive terminates his membership in any such country club, either during the Term or thereafter, the Company shall be entitled to any amounts that may be payable as a refund of Executive's initiation fee or monthly dues paid by the Company.

                 (f) Proration. Any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire year, unless otherwise provided in the applicable plan or arrangement, shall be prorated in accordance with the number of days in such calendar year during which he is so employed.

                 (g) Relocation Expenses. The Company shall reimburse Executive for moving expenses incurred by Executive in connection with the relocation of Executive's current principal residence to a location within 30 miles of the Company's operating headquarters in Chicago, Illinois, including the expenses incurred by Executive in moving the personal property of Executive and his immediate family to Executive's new principal residence, in accordance with, and subject to, the following terms and restrictions: (i) the Company will reimburse Executive for reasonable expenses incurred by Executive and Executive's family in connection with up to two trips to the Chicago, Illinois, area for house-hunting purposes, such reimbursable expenses to include airfare for Executive and Executive's immediate family to and from Chicago, hotel expenses, meals and auto rental during the course of such trips,
(ii) the Company will reimburse Executive for all reasonable and customary closing expenses incurred or paid by Executive in connection with the purchase of a new principal residence in connection with such relocation; (iii) the Company will reimburse Executive for all broker's and agent's commissions and other closing expenses and fees incurred by Executive in connection with the sale of Executive's current residence in Ithaca, New York; and (iv) the Company will pay to Executive a one-time lump sum cash payment of $6,000, to be used at Executive's discretion to cover incidental costs associated with relocating Executive's principal residence as provided herein, which amount will not be deducted from or applied towards any expenses referred to in clauses (i) through (iii) of this Section 5(g) or in Section 5(h). If, as a result of providing the reimbursement provided for under this Section 5(g), Executive shall incur any federal income tax liability that otherwise would not have been incurred, then, in addition to the amounts otherwise payable to Executive under this Section 5(g), the Company shall pay to Executive cash in an amount necessary to discharge any additional federal income tax liability incurred by Executive as a result of the receipt of the benefits provided for under this
Section 5(g) (including the tax gross-up provided by this sentence).

                 (h) Temporary Living Expenses. Until Executive procures a principal residence within 30 miles of the Company's headquarters, subject to such period not exceeding a reasonable time for such relocation as determined by the Company (with a relocation occurring prior to August 1, 1997, hereby deemed to be reasonable), the Company shall reimburse Executive for all travel, hotel and related living expenses incurred by Executive as a result of Executive's not having a principle residence within such proximity. Expenses reimbursed pursuant to this Section 5(h) shall not be duplicative of the expenses reimbursed pursuant to Section 5(g) hereof.

                 (i) Stock Options. As of the effective date of this Agreement, CBI will grant to Executive stock options to purchase 30,000 shares of common stock of CBI at a per share exercise price equal to the closing price of CBI's common stock as reported on the New York Stock Exchange on the effective date of this Agreement (the "Stock Options"). The Stock Options will be subject to the applicable terms and conditions set forth in the Company's 1994 Long-Term Incentive Plan (the "Plan"), and the Stock Options will vest and become exercisable with respect to 6,000 shares of CBI common stock on each of the first five anniversaries of the date of grant, subject to the provisions of the Plan.

         6. Termination. Executive's employment hereunder may be terminated by the Company or Executive, as applicable, without any breach of this Agreement only under the following circumstances:

                 (a) Death/Disability. Executive's employment hereunder shall terminate (i) automatically upon Executive's death or (ii) upon the good faith determination by the Board of Directors of CBI (the "CBI Board") that, as a result of Executive's incapacity or disability due to physical or mental illness, Executive shall have been unable to perform hereunder with or without reasonable accommodation on a full time basis for 120 consecutive calendar days, and within 30 days after written notice of termination is given (which may occur no sooner than 30 days prior to the end of such 120 day period) Executive shall not have returned to the performance of his material managerial duties and responsibilities hereunder on a full time basis; provided, however, that during any period of Executive's incapacity or disability the Company may assign Executive's duties to any other employee of the Company or may engage or hire a third party to perform such duties and any such action shall not be deemed "Good Reason" for Executive to terminate this Agreement pursuant to Section 6(c)(i) hereof.

                 (b) Cause. The Company may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon:

                      (i) the continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity or disability due to physical or mental illness) after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Executive has not substantially performed his duties;

                      (ii) dishonesty by Executive that relates to the performance of the Executive's duties hereunder or the commission by Executive of an act of fraud upon, or willful misconduct toward, the Company, as reasonably determined by the CBI Board after a hearing following ten days' notice to Executive of such hearing;

                    (iii) criminal conduct by Executive (other than minor infractions and traffic violations) or the conviction of Executive, by a court of competent jurisdiction, of any felony (or plea of nolo contendere thereto);

                      (iv) a material violation by Executive of his duty of loyalty to the Company which results or may result in material injury to the Company, CBI or any other Subsidiary of CBI;

                      (v) Executive's material breach of any of the covenants contained in Section 3(a) or 4 of this Agreement;

                      (vi) notwithstanding the provisions of Section 6(a), the use by Executive of alcohol which renders Executive unable to perform the essential functions of his position under this Agreement or the use by Executive of illegal or controlled drugs or other substances; or

                    (vii) the failure of Executive to cease any conduct determined by the Chief Executive Officer of the Company to be detrimental to the well-being or morale, or otherwise not in the best interest, of the Company after written demand directing Executive to cease such conduct is delivered by the Company specifically identifying such conduct and demanding cessation thereof.

         If the effect of the occurrence of the event described in clauses (iv) or (v) of Section 6(b) may be cured, Executive shall have the opportunity to cure any such effect for a period of 30 days following receipt of the Company's Notice of Termination.

                 (c) Termination by Executive. At his option, Executive may terminate his employment hereunder (i) for Good Reason or (ii) if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life.

         For purposes of this Agreement, the termination of Executive's employment hereunder by Executive because of the occurrence of any one or more of the following events shall be deemed to have occurred for "Good Reason":

                          (A) a material reduction or a material adverse alteration in the nature or scope of Executive's position, responsibilities or authorities that is not consented to or approved by Executive;

                          (B) any failure by the Company to comply in any material respect with Section 5 hereof that is not consented to or approved by Executive; provided, that, any change in Executive's discretionary bonus as from time to time determined by the Compensation Committee shall not constitute Good Reason for resignation;

                          (C)   the liquidation, dissolution, merger,
                 consolidation or reorganization of the Company or transfer of all or substantially all of its assets in a transaction that constitutes a Change of Control, unless the successor (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a substantially all of its assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 10 hereof;

                          (D) failure by the Company to comply with any other material term or provision hereof; or

                          (E) after the occurrence of a Change of Control, the relocation of Executive's job to a site which is 50 miles or more farther away from Executive's principal residence, as relocated as contemplated by Section 5(g), than Executive's job site immediately after such relocation.

         If the effect of the occurrence of the event described in clauses (A) through (E) of this Section 5(c) may be cured, the Company shall have the opportunity to cure any such effect for a period of 30 days following receipt of Executive's Notice of Termination.

         7. Compensation Upon Termination Prior to a Change in Control of the Company. Prior to the occurrence of a Change in Control of the Company, Executive shall be entitled to the following compensation from the Company upon the termination of his employment.

                 (a) Death. If Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as shall have been designated in a notice filed with the Company prior to Executive's death, or, if no such person shall be designated, to his estate as a death benefit, his Base Salary to the date of his death in addition to any payments Executive's spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or other arrangement or group life insurance policy maintained by the Company.

                 (b) Disability. During any period that Executive fails to perform his material managerial duties and responsibilities hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his Base Salary and any bonus payments until Executive's employment is terminated pursuant to Section 6(a) hereof or until Executive terminates his employment pursuant to Section 6(c)(ii) hereof, whichever first occurs. After such termination, Executive shall be entitled to receive, and the Company agrees to pay, the following compensation:

                      (i) the remainder, if any, of Executive's Base Salary which was earned but not paid prior to the Date of Termination (hereinafter defined); plus

                      (ii) any disability payments otherwise payable to Executive by or pursuant to group plans provided by the Company.

                 (c) Cause. If Executive's employment shall be terminated for Cause, the Company shall pay Executive his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. Such payments shall fully discharge the Company's obligations hereunder.

                 (d) Breach by the Company or for Good Reason. If (A) the Company shall terminate Executive's employment other than for Cause or (B) Executive shall terminate his employment for Good Reason, then the Company shall:

                      (i) pay Executive his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                      (ii) in lieu of any further salary payments to Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to Executive on or before the thirtieth day following the Date of Termination, a lump sum in cash equal to (A) Executive's annual Base Salary at the rate in effect at the time the Notice of Termination is given divided by (B) three;

                    (iii) maintain in full force and effect, for the continued benefit of Executive (and, if applicable, Executive's spouse and minor children) for a one-year period beginning upon the Date of Termination, all medical and dental insurance coverages as in effect and in which such persons were participating immediately prior to the Date of Termination, provided that the continued participation of such persons is possible under the general terms and provisions of such plans and arrangements; if the participation of any of such persons in any such plan or arrangement is barred, the Company shall arrange to provide such persons with insurance coverage substantially similar to those which such persons would otherwise have been entitled to receive under such plans and arrangements from which such persons' continued participation is barred; provided, however, that in either case, to the extent applicable, Executive pays to the Company an amount equal to the premiums, or portion thereof, that Executive was required to pay to maintain such insurance coverage for such persons prior to the Date of Termination; and provided, further, that any insurance coverage provided pursuant hereto shall be limited and reduced to the extent such coverage otherwise is provided by (or available from or under), at no direct out of pocket cost to the recipient, any other employer of Executive or Executive's spouse or minor children, or Social Security, medicare, medicaid or any similar or substitute plans available to such persons; and

                      (iv) all benefits payable under the terms of all employee benefit plans or other arrangements as of the Date of Termination.

Executive shall not be required to mitigate the amount of any payment provided for in this Section 7(d) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 7(d) be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise.

         8. Compensation Upon Termination After a Change in Control of the Company. If, after the occurrence of a Change in Control of the Company, Executive's employment is terminated by the Company or by Executive, as the case may be, for any of the reasons described in Section 6 above, then Executive shall be entitled to the same compensation benefits from the Company as set forth in Section 7 above to which he would have been entitled if the termination of his employment had occurred prior to the occurrence of a Change in Control of the Company; provided, that, in the event the termination occurs as described in Section 7(d) above within one year after the occurrence of the Change of Control, then Executive shall be entitled to, in lieu of the compensation provided in Section 7(d)(ii), a lump sum in cash, which shall be paid within 30 days after the termination of employment or resignation, in an amount equal to the sum of (a) the greater of (i) Executive's Base Salary in effect immediately prior to the Change of Control and (ii) Executives Base Salary in effect at the time of termination or, if Executive resigns his employment for Good Reason, immediately prior to the occurrence of the event giving rise to Good Reason, plus (b) the bonus, if any, paid or awarded to Executive for the most recent calendar year ended prior to the date of the Change of Control or, if bonuses for such calendar year have not been determined for such calendar year as of the date of the Change of Control, the prior calendar year;

         9.      Other Provisions Relating to Termination; Definitions.

                 (a) Notice of Termination. Any termination of Executive's employment by the Company or by Executive (other than termination because of the death of Executive) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

                 (b) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death; (ii) if Executive's employment is terminated because of a disability pursuant to Section 6(a), then 30 days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such 30 day period);
(iii) if Executive's employment is terminated by the Company for Cause or by Executive for Good Reason, then the date specified in the Notice of Termination (which date shall be a date between the date Notice of Termination is given and 30 days thereafter (inclusive)); and (iv) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

                 (c) Good Reason. If Executive does not give a Notice of Termination to the Company within 30 days after learning of the occurrence of an event giving rise to Good Reason, then this Agreement will remain in effect; provided, however, that the failure of Executive to terminate this Agreement for Good Reason shall not be deemed a waiver of Executive's right to terminate his employment for Good Reason upon the occurrence of a subsequent event described in clauses (A) through (E) of Section 6(c) in accordance with the terms of this Agreement. Notwithstanding the foregoing, the right of Executive to terminate his employment for Good Reason under Section 6(c) shall not limit the Company's right to terminate Executive's employment for Cause under Section 6(b) if Cause is determined to exist prior to the time Good Reason is determined to exist.

                 (d) Cause. If the Company does not give a Notice of Termination to Executive within 30 days after learning of the occurrence of an event giving rise to Cause, then this Agreement will remain in effect; provided, however, that the failure of the Company to terminate this Agreement for Cause shall not be deemed a waiver of the Company's right to terminate Executive's employment for Cause upon the occurrence of a subsequent event described in clauses (i) through (vi) of Section 6(b) in accordance with the terms of this Agreement. Notwithstanding the foregoing, the right of the Company to terminate Executive's employment for Cause under Section 6(b) shall not limit Executive's right to terminate his employment for Good Reason under
Section 6(c) if Good Reason is determined to exist prior to the time Cause is determined to exist.

                 (e)      Certain Definitions.

                      (i) Acquiring Person: shall mean any individual, group, partnership, corporation, association, trust, or other entity or organization (a "Person") other than (a) Executive or any Executive Affiliate, (b) CBI, any of CBI's Subsidiaries, any employee benefit plan of CBI or of a Subsidiary of CBI or of a corporation owned directly or indirectly by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI, or any trustee or other fiduciary holding securities under an employee benefit plan of CBI or of a Subsidiary of CBI or of a corporation owned directly or indirectly by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI, or (c) Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), or any Affiliate of CVC that is directly controlled by Citicorp or Citibank, N.A., or otherwise is in the same tier as CVC of Affiliates under the control of such entities ("Direct Affiliates"), but shall not include any entities that may be deemed an Affiliate of CVC as a result of the investment by any Direct Affiliate in such entity.

                      (ii) Change in Control: shall be deemed to have occurred if:

                                  (1)      any Acquiring Person is or becomes
                          the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of securities of CBI representing fifty percent or more of the combined voting power of the then outstanding Voting Securities of the Company; or

                                  (2)      a public announcement is made of a
                          tender or exchange offer by any Acquiring Person for fifty percent or more of the outstanding Voting Securities of CBI or the Company, and the Board of Directors of CBI or the Company, respectively, approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; provided, however, that the benefits payable to Executive under Section 8 hereof shall not be payable solely as a result of an event described in this clause (2) unless, within one year after the occurrence of such event, an event described in clauses (1), (3) or (4) of this Section 9(e)(ii) hereof shall have occurred, in which case such benefits payable under Section 8 hereof shall be payable within thirty days after the occurrence of such event; or

                                  (3)      the stockholders of CBI or the
                          Company approve a merger or consolidation of CBI or the Company, respectively, with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of CBI or the Company), other than a merger or consolidation that would result in the Voting Securities of CBI or the Company, as applicable, outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities and Convertible Voting Securities (on a fully-diluted basis assuming full conversion thereof) of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

                                  (4)      the stockholders of CBI or the
                          Company approve a plan of complete liquidation of CBI or the Company, respectively, or an agreement for the sale or disposition by CBI or the Company of all or substantially all of CBI's or the Company's assets, respectively, (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all of CBI or the Company's assets in one transaction or a series of related transactions to a Subsidiary of CBI or any other corporation owned directly or indirectly by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI; or

                                  (5)      CBI ceases to be the "beneficial
                          owner" (as defined in Rule 13d-3 under the Exchange
                          Act), directly or indirectly, of securities of the Company representing at least a majority of the combined voting power of the then outstanding Voting Securities of the Company other than pursuant to a transaction in which, immediately after the consummation of such transaction, all of the outstanding Voting Securities of the Company or any corporation or other entity into which the Company is merged or otherwise consolidated which are not owned by CBI or any Subsidiary of CBI are owned, directly or indirectly, by the stockholders of CBI in substantially the same proportions as their ownership of stock of CBI immediately prior to such transaction.

                     (iii) Subsidiary: with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

                      (iv) Voting Securities: (i) any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body and (ii) with respect to CBI, all shares of CBI's nonvoting common stock, par value $.01 per share (all of which are convertible into shares of common stock, par value $.01 per share, of the Company).

                 (f) Affiliate. For purposes of this Agreement, the term "affiliate" shall mean, with respect to any Person (including an entity), any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of "affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.

         10. Successors and Assignments. This Agreement shall be binding upon, and inure to the benefit of, the Company, Executive, and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party; provided, however, that the Company may at any time assign this Agreement to (i) any Subsidiary of the Company or CBI, (ii) any other corporation, partnership, or other entity that controls, is controlled by, or is under common control with the Company or CBI or (iii) any successor (whether direct or indirect, by purchase of securities, merger, consolidation, sale of assets, or otherwise) to all or substantially all of the business or assets of the Company. Any attempted assignment in violation of this Section 10 shall be void and ineffective for all purposes. In the event of an assignment permitted by this
Section 10, this Agreement shall be binding upon the heirs, successors, and assigns of the parties hereto.

         11. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally; (ii) sent by facsimile or similar electronic device and confirmed; (iii) delivered by overnight express; or (iv) if sent by any other means, upon receipt. Notices and all other communications provided for in this Agreement shall be addressed as follows:

         If to Executive:

                 Lawrence R. Lansford
                 Leavitt Tube Company, Inc.
                 1717 W. 115th Street
                 Chicago, Illinois  60643
                 Facsimile No. 773/239-1023


         If to the Company:

                 c/o Chase Brass & Copper Company, Inc.
                 14212 County Rd. M-50
                 Montpelier, Ohio 43543
                 Attention: Chief Financial Officer
                 Facsimile No: 419/485-8150

or to such other address as any party may have furnished to the other in writing in accordance herewith.

         12.     Disputes.

                 (a) Arbitration. Subject to Section 12(b) below, in the event any dispute or controversy arises under this Agreement and is not resolved by the mutual written agreement between Executive and the Company within 30 days after notice of the dispute is first given, then, upon the written request of Executive or the Company, such dispute or controversy shall be submitted to arbitration, which arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Judgment may be entered thereon and the results of arbitration will be binding and conclusive on the parties hereto. All parties agree that venue for arbitration will be in Cook County, Illinois, and that any arbitration commenced in any other venue will be transferred to Cook County, Illinois upon the written request of any party to this Agreement. The prevailing party will be entitled to reimbursement for reasonable attorneys fees, reasonable costs and other reasonable expenses pertaining to the arbitration and the enforcement thereof and such attorneys fees, costs and other expenses shall become a part of any award, judgment or verdict. All arbitrations will have three individuals acting as arbitrators: one arbitrator will be selected by Executive, one arbitrator will be selected by the Company, and the two arbitrators so selected will select a third arbitrator. Any arbitrator selected by a party will not be affiliated, associated or related to the party selecting that arbitrator in any matter whatsoever. The decision of the majority of the arbitrators will be binding on all parties.

                 (b) Specific Enforcement. Executive acknowledges that the covenants of Executive contained in Sections 3 and 4 of this Agreement are special and unique, that a breach by Executive of any term or provision of either of Sections 3 or 4 hereof may cause irreparable injury to the Company, CBI and/or another Subsidiary of CBI, and that remedies at law for the breach of any terms or provisions of Sections 3 or 4 hereof may be inadequate. Accordingly, notwithstanding the provisions of Section 12(a), in addition to any other remedies it may have in the event of breach, the Company shall be entitled to enforce specific performance of the terms and provisions of Sections 3 or 4 hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting bond or of proving actual damage, and to obtain attorneys fees in respect of the foregoing if the Company prevails in such action or proceeding. For purposes of this Section 12(b) and Sections 3 and 4 hereof, CBI and each other Subsidiary of CBI shall be deemed a third party beneficiary entitled to the benefits of such Sections and shall be entitled to enforce Sections 3 and 4 of this Agreement in accordance with this Section 12(b).

         13. Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. Notwithstanding the above, in the event any such invalidity, illegality or unenforceability of any portion of Section 3 hereof is caused by such provision being held to be excessively broad as to time, duration, geographical scope, activity or subject, then such provision shall, at the option of the Company, remain a part of this Agreement and shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the then applicable law and shall be enforced so as to permit the Company or any of its Subsidiaries to recover damages for any prior violation of such provision as so limited and reduced, to the extent permitted under applicable law.

         14. Miscellaneous. This Agreement sets forth the entire understandings of the parties with respect to the subject matter hereof, it incorporates and merges any and all previous communications and understandings with respect to the subject matter hereof, oral or written (including without limitation that certain letter dated February 12, 1997, from Martin V. Alonzo to Executive and that certain letter dated February 12, 1997, from Executive to Martin V. Alonzo), and no provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Illinois, excluding any choice-of-law provisions thereof.

         15. Reimbursement By Executive. Executive agrees that, in the event Executive terminates his employment with the Company other than for Good Reason, or is terminated by the Company for Cause, at any time prior to March 3, 1999, Executive will reimburse the Company for amounts paid to Executive by the Company pursuant to Section 5(g) and Section 5(h) of this Agreement in accordance with the following formula:

                              ER = AP x  730 - ND
                                         -------
___________________                        730
         ER = amount to be reimbursed by Executive.
         AP = amounts paid by the Company to or on behalf of Executive pursuant to Sections 5(g) of this Agreement.
         ND = number of days elapsed from and after March 3, 1997, to (and including) the Date of Termination.

         Executive agrees that any amounts owed by Executive pursuant to this
Section 15 may be deducted from any portion of any amounts (including compensation payable under this Agreement) owed by the Company to Executive at the time of the termination of Executive's employment, subject to any limitations or restrictions imposed by applicable law. To the extent such amounts payable by Executive pursuant to this Section 15 are not deducted from amounts owed by the Company to Executive,

Executive agrees to pay such excess amounts within 60 days after the Date of Termination.

         16. Attorney Fees. Except as otherwise provided in Section 12, the prevailing party in any dispute or controversy under or in connection with this Agreement shall be entitled to reimbursement from the non-prevailing party for all costs and reasonable legal fees incurred by such prevailing party.

         17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         EXECUTED this 1st day of April, 1997, to be effective as of March 3, 1997.


                                        CHASE BRASS INDUSTRIES, INC.



                                        By:      /s/ Martin V. Alonzo
                                                 ----------------------------
                                                 Martin V. Alonzo,
                                                 Chairman of the Board,
                                                 President and Chief
                                                 Executive Officer



                                        /s/ Lawrence R. Lansford
                                        -------------------------------------
                                        Lawrence R. Lansford